Bank of America Corporation and Subsidiaries                                                                      Exhibit 12(a)
Ratio of Earnings to Fixed Charges
----------------------------------------------------------------------------------------------------------------------------



                                                                                    Year Ended December 31
                                                     Six Months    ---------------------------------------------------------
                                                        Ended
(Dollars in Millions)                                June 30, 1999    1998          1997        1996       1995     1994
----------------------------------------------------------------------------------------------------------------------------
Excluding Interest on Deposits

Income before income taxes                                $6,009        $8,048       $10,556      $9,311   $8,377    $7,010

Less: Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                             (73)          162           (49)         (7)     (19)      (55)

Fixed charges:
     Interest expense (including capitalized interest)     4,715         9,479         8,219       7,082    6,354     4,572
          1/3 of net rent expense                            166           335           302         282      275       250
---------------------------------------------------------------------------------------------------------------------------
        Total fixed charges                                4,881         9,814         8,521       7,364    6,629     4,822
----------------------------------------------------------------------------------------------------------------------------
Earnings (excluding capitalized interest)                $10,817       $18,024       $19,026     $16,668  $14,987   $11,774
----------------------------------------------------------------------------------------------------------------------------
Fixed charges                                             $4,881        $9,814        $8,521      $7,364   $6,629    $4,822
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Ratio of earnings to fixed charges                          2.22          1.84          2.23        2.26     2.26      2.44
============================================================================================================================




                                                                                    Year Ended December 31
                                                     Six Months    ---------------------------------------------------------
                                                        Ended
(Dollars in Millions)                                June 30, 1999    1998          1997        1996       1995     1994
----------------------------------------------------------------------------------------------------------------------------
Including Interest on Deposits

Income before income taxes                                $6,009        $8,048       $10,556      $9,311   $8,377    $7,010

Less: Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                             (73)          162           (49)         (7)     (19)      (55)

Fixed charges:
     Interest expense (including capitalized interest)     9,195        20,290        18,903      16,682   16,369    11,083
          1/3 of net rent expense                            166           335           302         282      275       250
----------------------------------------------------------------------------------------------------------------------------
        Total fixed charges                                9,361        20,625        19,205      16,964   16,644    11,333
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Earnings (excluding capitalized interest)                $15,297       $28,835       $29,710     $26,268  $25,002   $18,285
----------------------------------------------------------------------------------------------------------------------------
Fixed charges                                             $9,361       $20,625       $19,205     $16,964  $16,644   $11,333
----------------------------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges                          1.63          1.40          1.55        1.55     1.50      1.61
============================================================================================================================

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